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GRAY
COMMUNICATIONS SYSTEMS, INC.
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FOR IMMEDIATE RELEASE                                        FEBRUARY 17, 1998

                     GRAY COMMUNICATIONS SYSTEMS, INC. ANNOUNCES
                       SIGNING OF DEFINITIVE PURCHASE AGREEMENT
                         TO ACQUIRE THREE TELEVISION STATIONS

     Gray Communications Systems, Inc. (NYSE: GCS and GCS.B) announced today that it has signed a definitive purchase agreement to acquire all of the outstanding capital stock of Busse Broadcasting Corporation. The purchase price will be $112.0 million plus Busse's cash and cash equivalents less Busse's indebtedness including its 11-5/8% Senior Secured Notes due 2000. Busse Broadcasting owns and operates three VHF television stations: KOLN-TV, the CBS affiliate operating on Channel 10 in the Lincoln-Hastings-Kearney, Nebraska television market, and its satellite station KGIN-TV, the CBS affiliate operating on Channel 11 serving Grand Island, Nebraska; and WEAU-TV, the NBC affiliate operating on Channel 13 serving the Eau Claire-La Crosse, Wisconsin market. The purchase of Busse Broadcasting is subject to FCC approval; however, the parties expect to close on or before September 1, 1998.

     KOLN-TV, KGIN-TV and WEAU-TV will complement Gray's existing group of television stations. The markets served by these stations include one state capitol, Lincoln, Nebraska, and are mid-sized fast growing markets. The stations add to Gray's presence in significant collegiate market areas including the University of Nebraska and the University of Wisconsin - Eau Claire. The markets are fast growing with unemployment rates not exceeding 3%. The Lincoln-Hastings-Kearney market ranks as the 101st largest television market in the U.S. with a current population of 658,000 persons and 253,000 television households. The Eau Claire-La Crosse market ranks as the 129th largest television market with a current population of 490,000 persons and 179,000 television households. The stations are the number one rated stations in their respective markets and are also the local news leaders.

     J. Mack Robinson, President and Chief Executive Officer of Gray Communications Systems, Inc. said, "We are pleased that the acquisition of Busse Broadcasting is progressing as planned. These stations serve fast growing markets and will make great additions to our broadcasting family."

GRAY COMMUNICATIONS SYSTEMS, INC. IS A COMMUNICATIONS COMPANY LOCATED IN ALBANY, GEORGIA WHICH OPERATES THREE NBC-AFFILIATED TELEVISION STATIONS, FIVE CBS-AFFILIATED TELEVISION STATIONS, THREE DAILY NEWSPAPERS, TWO ADVERTISING WEEKLY SHOPPERS IN SOUTHWEST GEORGIA AND NORTH FLORIDA; LYNQX COMMUNICATIONS, INC., A SATELLITE UPLINK AND PRODUCTION BUSINESS BASED IN THE SOUTHEASTERN UNITED STATES; AND PORTAPHONE PAGING, A COMMUNICATIONS AND PAGING BUSINESS IN THE SOUTHEAST.

For additional information, contact:
Bill Fielder                                 Jim Ryan
Vice President and                           Chief Financial Officer
Chief Financial Officer                      Busse Broadcasting Corporation
Gray Communications Systems, Inc.            (616) 388-8019
(912) 434-8732

          126 N. Washington Street, P.O. Box 48, Albany, Georgia 31702-0048
                        (912) 888-9390     Fax (912) 888-9374